Exhibit 10.02
EXECUTION VERSION

AMENDMENT NO. 1 TO THE
364-DAY TERM LOAN CREDIT AGREEMENT
        Dated as of April 30, 2020
AMENDMENT NO. 1 TO THE 364-DAY TERM LOAN CREDIT AGREEMENT among EASTMAN CHEMICAL COMPANY, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1) The Borrower, the Lenders and the Agent have entered into a 364-Day Term Loan Credit Agreement dated as of April 9, 2020 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a) Section 1.01 is amended by inserting in the appropriate alphabetical location the new defined term:
“Net Debt” of any Person as of any date, means Debt of such Person minus (but without duplication of cash and cash equivalents that are escrowed for the purpose of repayment of Debt), cash and cash equivalents in excess of $200,000,000, all of the foregoing determined in accordance with GAAP on such date.
(b) A new Section 5.02(f) is added to read as follows:
(f) The Borrower will not, for period from April 30, 2020 through June 30, 2021, make or agree to make, directly or indirectly, any purchase, redemption, retirement or other acquisition of shares of its capital stock or other equity interests or warrants or options to acquire any such shares, or incur any obligation (contingent or otherwise) to do so, at any time the Leverage Ratio (as defined in Section 5.03) exceeds 3.50 to 1.00; provided, however that the Borrower may at any time purchase, redeem, retire or otherwise acquire for value its capital stock or other equity interests (including any stock appreciation rights, warrants or options in respect thereof) (i) from current or former employees or directors in the ordinary course of business and (ii) to the extent deemed to occur upon the exercise of options by current or former employees or directors to purchase capital stock or other equity interests if such shares of capital stock or other equity interests represent a portion of the exercise price of such options.

(c) Section 5.03 is amended in full to read as follows:
SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio of Net Debt of the Borrower and its Subsidiaries on a Consolidated basis to Consolidated EBITDA of the Borrower and its Subsidiaries (the “Leverage Ratio”) for any four consecutive fiscal quarters of the Borrower (taken as one accounting period), of not greater than (a) 4.00 to 1.00 for the fiscal quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, (b) 4.25 to 1.00 for the fiscal quarter ended March 31, 2021, (c) 4.00 to 1.00 for the fiscal quarter ended June 30, 2021 and (d) 3.50 to 1.00 for each fiscal quarter ended on or after September 30, 2021; provided that after the end of fiscal quarter ended June 30, 2021, upon written notice (such notice, an “Increase Leverage Notice”) to the Agent from the Borrower that an acquisition with an aggregate consideration greater than or equal to $300,000,000 has been consummated, the Borrower will be permitted to maintain a Leverage Ratio of not greater than 4.00 to 1.00 for the period of four consecutive fiscal quarters immediately following the consummation of such acquisition; provided, further, that following such four consecutive fiscal quarters for which the maximum Leverage Ratio is increased, the maximum Leverage Ratio shall revert to 3.50 to 1.00 for not fewer than two fiscal quarters before a subsequent Increase Leverage Notice is delivered to the Agent.
SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders.
SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that (i) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof, as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default has occurred and is continuing.
SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any Notes, nor constitute a waiver of any provision of the Credit Agreement or any Notes.
(d)  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
EASTMAN CHEMICAL COMPANY
By:
Name:
Title:
CITIBANK, N.A., as Agent
By:
Name:
Title:

SIGNATURE PAGE
CONSENT to Amendment No. 1 to the 364-Day Term Loan Credit Agreement dated as of April 9, 2020 of EASTMAN CHEMICAL COMPANY.

Name of Lender:

by

Name:
Title:

by

Name:
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